QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
OF THE MILLS CORPORATION

We have audited the accompanying combined statement of certain revenues and certain operating expenses (as defined in Note 1) of the Acquired Properties for the years ended December 31, 2001, 2000 and 1999. The Combined Statement of Certain Revenues and Certain Operating Expenses is the responsibility of the Company's management. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Operating Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Operating Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of certain revenues and certain operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K/A of The Mills Corporation as described in Note 1, and is not intended to be a complete presentation of the Acquired Properties revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Operating Expenses referred to above present fairly, in all material respects, the combined certain revenues and certain operating expenses described in Note 1 of the Acquired Properties for the years ended December 31, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States.

                      /s/ Ernst & Young, LLP

McLean, Virginia
April 30, 2002

THE ACQUIRED PROPERTIES
COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

		Years Ended December 31,
	Three Months Ended March 31, 2002 (unaudited)
		2001	2000	1999
CERTAIN REVENUES:
Minimum rent	$27,400	$109,386	$89,313	$68,731
Percentage rent	312	2,838	3,003	1,260
Recoveries from tenants	11,222	45,063	36,651	29,373
Other property revenues	2,562	14,443	18,464	8,011

Total certain revenues	41,496	171,730	147,431	107,375

CERTAIN OPERATING EXPENSES:
Recoverable from tenants
Salaries	2,459	10,393	8,892	7,152
Taxes	3,746	14,374	13,057	10,365
Maintenance	2,244	9,044	7,390	6,468
Utilities	702	3,222	2,475	2,091
Management fee	1,690	6,767	5,817	3,902
Insurance	288	797	746	599
Miscellaneous	277	579	439	328
Other operating	505	5,004	4,009	3,180

Total certain operating expenses	11,911	50,180	42,825	34,085

EXCESS OF CERTAIN REVENUES OVER CERTAIN EXPENSES	$29,585	$121,550	$104,606	$73,290

THE ACQUIRED PROPERTIES
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts in Thousands)

1.    ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain operating expenses includes the accounts of five super-regional, retail and entertainment oriented centers: Arizona Mills located in Tempe, Arizona, Arundel Mills located in Anne Arundel County, Maryland, Concord Mills located in Concord, North Carolina, Grapevine Mills located in Grapevine, Texas and Ontario Mills located in Ontario, California (the "Acquired Properties"). Simon Properties Group's ("Simon") joint venture interest in the Acquired Properties was acquired effective May 31, 2002 by The Mills Corporation (The "Company") through the Mills Limited Partnership in which the Company owns a 1% interest as a sole general partner and a 68.67% interest as a limited partner, Kan Am (the Company's long-time private equity partner) and Taubman Centers.

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the combined statement is not representative of the actual operations for the periods presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the acquired properties, have been excluded.

Prior to the acquisition of the Simon interests in the acquired properties the residual sharing percentages were as follows:

Property	The Mills Corporation	Kan Am	Taubman Centers	Simon Property Group	Total
Arundel Mills	37.5%	25.0%	—	37.5%	100.0%
Arizona Mills	36.8%	—	36.8%	26.4%	100.0%
Concord Mills	37.5%	25.0%	—	37.5%	100.0%
Grapevine Mills	37.5%	25.0%	—	37.5%	100.0%
Ontario Mills	50.0%	25.0%	—	25.0%	100.0%

The Mills Corporation residual sharing percentage after the acquisition transaction is 65.6% in Arundel Mills, Concord Mills, and Grapevine Mills, respectively, 50.0% in Arizona Mills and 68.8% in Ontario Mills. The balance of the residual sharing percentage in Arizona is held by Taubman Centers and Kan Am in the other four Acquired Properties.

The combined statement of certain revenues and certain operating expenses for the Acquired Properties is being presented for the three most recent fiscal years and the three month period ended March 31, 2002. Revenues and expenses not directly attributable to the future operations of the Acquired Properties have been excluded. Such items include depreciation, amortization, interest expense, and interest income.

The Company has reviewed the expenses of the Acquired Properties including salaries of on-site personnel, utilities, property taxes, insurance and repairs and maintenance. The Company expects that certain operating expenses in the future will be consistent with those reported in the combined statement of certain revenues and certain operating expenses.

THE ACQUIRED PROPERTIES
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts in Thousands)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Acquired Properties lease spaces to tenants for which they charge minimum rent that is recognized on a straight-line basis over the terms of the respective leases. Percentage rent is recognized when tenant's sales have reached certain levels as specified in the respective leases. Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

OTHER PROPERTY REVENUE

Other property revenue generally consists of revenues from tenants with lease agreement of one year or less, revenue from rentals of temporary in-line space, kiosks and ATM space rentals. It also includes revenues received from lease termination agreements or subsequent collection of accounts receivables previously written off.

INCOME TAXES

Income taxes are not reflected in the combined statement of certain revenues and certain expenses as the Acquired Properties are currently owned by partnerships and income of the partnerships are included in the partners' respective tax returns.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain operating expenses and accompanying notes. Actual results could differ from those estimates.

3.    LEASING ACTIVITIES

The Acquired Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. A majority of the leases require reimbursement by the tenant of substantially all operating expenses of the properties. Future minimum rental commitments under the noncancellable operating leases at December 31, 2001 are as follows:

2002	$99,671
2003	92,386
2004	89,186
2005	84,007
2006	77,975
Thereafter	349,055

$792,280

These amounts do not include percentage rents which may become receivable under certain leases on the basis of tenant sales in excess of a stipulated minimum.

THE ACQUIRED PROPERTIES
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts in Thousands)

4.    COMMITMENTS AND CONTINGENCIES

The Acquired Properties are subject to the risk inherent in the ownership and operation of commercial real estate. These include, among others, the risks normally associated with changes in the general economic climate, trends in the retail industry, including creditworthiness of retailers, competition for retailers, changes in tax laws, interest rate levels, the availability of financing, and potential liability under environmental and other laws.

The Acquired Properties currently are neither subject to any material litigation nor, to management's knowledge, is any material litigation currently threatened against the Acquired Properties other than routine litigation and administrative proceedings arising in the ordinary course of business.

5.    TRANSACTIONS WITH RELATED PARTIES

Certain affiliates provide management, leasing and related services to the Acquired Properties. Management fees incurred for the years ended December 31, 2001, 2000 and 1999 and the three months ended March 31, 2002 were $6,767, $5,817, $3,902, and $1,690 respectively.

THE MILLS CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements are based on the historical financial statements of the Mills Corporation adjusted to give effect to the acquisition of ownership interests in Arundel Mills, Arizona Mills, Concord Mills, Grapevine Mills and Ontario Mills (the "Acquired Properties") on May 31, 2002 (collectively, the "Acquisition"). In addition, pro forma adjustments have been recorded to reflect the sale of 7,500,000 shares of common stock, par value $0.01 per share on May 6, 2002, for which a portion of the proceeds were used to purchase the Acquired Properties.

The pro forma consolidated balance sheet at March 31, 2002 has been prepared to reflect the subsequent acquisition of the properties and issuance of common stock. The pro forma consolidated statements of income for the year ended December 31, 2001 and the three months ended March 31, 2002 have been prepared to present the results of operations of the Company as if the interests in the Acquired Property had been purchased and common stock had been sold at the beginning of the earlier period presented.

The unaudited pro forma statements include the residual sharing percentage purchased and total residual sharing percentage after purchase of the Acquired Properties as follows:

Property	Residual Sharing Percentage to be Acquired	Total Mills Residual Sharing Percentage After Purchase
Arundel Mills	28.1%	65.6%
Arizona Mills	13.2%	50.0%
Concord Mills	28.1%	65.6%
Grapevine Mills	28.1%	65.6%
Ontario Mills	18.8%	68.8%

The following unaudited pro forma consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of The Mills Corporation and the notes thereto which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002 and the statement of the Acquired Properties included elsewhere in this Form 8-K/A. In the Company's opinion, all significant adjustments necessary to reflect the effects of the sale of common stock, the use of the net proceeds therefrom and the acquisition of property interests have been made.

The Company's actual consolidated financial statements will reflect the effect of the acquisition on and after the applicable closing date rather then the dates indicated above. The Company has historically accounted for these assets using the equity method of accounting and will continue to do so after the acquisition as the Company will continue to be a co-general and co-managing partner. The Company does not consider itself to be in control of its joint venture partnerships when major business decisions require the approval of at least one other general partner. The unaudited pro forma consolidated statements neither purport to represent what the consolidated results of operations or financial condition actually would have been had the acquisition and related transactions in fact occurred on the assumed date, nor do they purport to project the consolidated operations and financial position for any future period.

THE MILLS CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2002
(Unaudited and in Thousands)

	March 31, 2002
	Historical (a)	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Income producing property:
Land and land improvements	$184,427	$—		$184,427
Building and improvements	770,947	—		770,947
Furniture, fixtures and equipment	45,775	—		45,775
Less: accumulated depreciation and amortization	(258,321)	—		(258,321)

Net income producing property	742,828	—		742,828
Land held for investment and/or sale	9,048	—		9,048
Construction in progress	77,548	—		77,548
Investment in unconsolidated joint ventures	386,669	126,930	(b)(c)	513,599

Net real estate and development assets	1,216,093	126,930		1,343,023
Cash and cash equivalents	6,461	49,650	(c)	56,111
Restricted cash	22,062	—		22,062
Accounts receivable, net	35,774	—		35,774
Notes receivable	17,192	—		17,192
Deferred costs, net	63,284	—		63,284
Other assets	7,784	—		7,784

TOTAL ASSETS	$1,368,650	$176,580		$1,545,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages, notes and loans payable	$1,036,040	$(25,500	)(c)	$1,010,540
Accounts payable and other liabilities	58,830	(40	)(b)(c)	58,790

	1,094,870	(25,540)		1,069,330

Minority interests	70,608	52,301	(d)	122,909
Series A cumulative convertible preferred stock	75,000	—		75,000
Common stock, $.01 par value, authorized 100,000 shares, 30,491 and 37,991 (as adjusted for the offering) shares issued and outstanding	305	75	(c)	380
Additional paid-in capital	567,041	149,744	(c)(d)	716,785
Accumulated deficit	(429,900)	—		(429,900)
Accumulated other comprehensive loss	(3,165)	—		(3,165)
Deferred compensation	(6,109)	—		(6,109)

Total stockholders' equity	128,172	149,819		277,991

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,368,650	$176,580		$1,545,230

THE MILLS CORPORATION
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2002
(Unaudited and in Thousands Except Shares)

(a)
Reflects the Company's unaudited historical consolidated balance sheet as of March 31, 2002.
(b)
Represents the Company's purchase of additional ownership interests in the Acquired Properties at March 31, 2002. The increase in investment reflects the purchase price of the residual sharing percentage in the Acquired Properties, net of the interests acquired by Kan Am and Taubman Center and the assignment of certain management contracts in conjunction with the acquisition.
(c)
Reflects the pro forma adjustment to investment in unconsolidated joint ventures and equity as if the Company issued 7.5 million shares of common stock on March 31, 2002, a portion of these proceeds was used to fund the purchase of an ownership interest in the Acquired Properties. The Company received approximately $202,120, after discounts and expenses, related to this offering and used $126,970 excluding a decrease of $40 for the consideration of net liabilities assumed, to acquire the additional ownership interest in the Acquired Properties. The remaining $75,150 of proceeds from the offering are shown reducing the Company's outstanding indebtedness under its revolving loan of $25,500, with the remainder to be used to fund the Company's future development.
(d)
Reflects the pro forma adjustment of $52,301 to minority interest as if the issuance of 7.5 million shares of common stock occurred as of March 31, 2002.

THE MILLS CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2002
(Unaudited and in Thousands Except Per Share Amounts)

	Three Months Ended March 31, 2002
	Historical (a)	Pro Forma Adjustments		Pro Forma Consolidated
REVENUES:
Minimum rent	$27,047	$—		$27,047
Percentage rent	189	—		189
Recoveries from tenants	12,392	—		12,392
Other property revenue	3,612	—		3,612
Management fee income from unconsolidated joint ventures	2,512	277	(b)	2,789
Other fee income from unconsolidated joint ventures	1,232	—		1,232

Total operating revenues	46,984	277		47,261

EXPENSES:
Recoverable from tenants	10,680	—		10,680
Other operating	1,372	—		1,372
General and administrative	3,296	—		3,296
Depreciation and amortization	10,345	1,021	(c)	11,366

Total operating expenses	25,693	1,021		26,714

	21,291	(744)		20,547
OTHER INCOME AND EXPENSES:
Equity in earnings of unconsolidated joint ventures	6,151	1,597	(d)	7,748
Interest income	1,235	—		1,235
Interest expense, net	(13,107)	291	(e)	(12,816)
Other income (expense)	30	—		30

INCOME BEFORE MINORITY INTERESTS	15,600	1,144		16,744
Minority interests	(5,703)	441	(f)	(5,262)

NET INCOME	$9,897	$1,585		$11,482

EARNINGS PER COMMON SHARE — BASIC:
Net income per share	$0.34	$(0.03	)(g)	$0.31

EARNINGS PER COMMON SHARE — DILUTED:
Net income per share	$0.33	$(0.02	)(g)	$0.31

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	28,992	7,500		36,492

Diluted	29,853	7,500		37,353

THE MILLS CORPORATION
NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2002
(Unaudited and in Thousands except shares)

(a)
Reflects the Company's unaudited historical consolidated statement of income for the three months ended March 31, 2002.
(b)
Reflects the pro forma adjustment to record the additional share of management fee income as a result of the Acquisition.
(c)
Reflects the pro forma adjustment to record amortization of the increase in the investment basis of the Acquired Properties.
(d)
Reflects the pro forma adjustment to record the Company's increased investments in the Acquired Properties accounted for under the equity method of accounting.
(e)
Represents $291 thousand reduction in interest expense associated with the Company's use of the proceeds from the common stock offering, net of the costs of acquiring an additional interest in the Acquired Properties and to reduce outstanding indebtedness under the revolving loan.
(f)
Represents the pro forma adjustment to minority interest in earnings as if the transactions to record the Company's Acquisition in the Acquired Properties occurred as of January 1, 2002.
(g)
The following table sets forth the computation of basic and diluted earnings per share for the three months ended March 31, 2002.

Numerator for basic earnings per share	$11,466

Numerator for diluted earnings per share	$11,550

Denominator:
Denominator for basic earnings per share — weighted average shares	36,653
Unvested Restricted Stock Awards — weighted average shares	(161)

Denominator for basic earnings per share adjusted — weighted average shares	36,492
Employee stock options and restricted stock awards	861

Denominator for diluted earnings per share — adjusted weighted average shares	37,353

Basic earnings per share	$0.31

Diluted earnings per share	$0.31

        The above calculation of earnings per share includes all the proceeds totaling $202,120 and the 7.5 million shares sold on May 6, 2002 for the purpose of acquiring the additional ownership interest in the Acquired Properties. The effect of including only the proceeds necessary for the Acquisition in the amount of $124,239 and corresponding 4.6 million shares in the calculation of earnings per share would have resulted in an increase in basic earnings per share of $0.02 to $0.33 and an increase of $0.01 to $0.32 for diluted earnings per share.

THE MILLS CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2001
(Unaudited and in Thousands Except Per Share Amounts)

	Year Ended December 31, 2001
	Historical (a)	Pro Forma Adjustments		Pro Forma Consolidated
REVENUES:
Minimum rent	$106,196	$—		$106,196
Percentage rent	1,518	—		1,518
Recoveries from tenants	50,975	—		50,975
Other property revenue	15,211	—		15,211
Management fee income from unconsolidated joint ventures	10,436	1,064	(b)	11,500
Other fee income from unconsolidated joint ventures	8,097	(33	)(c)	8,064

Total operating revenues	192,433	1,031		193,464

EXPENSES:
Recoverable from tenants	43,065	—		43,065
Other operating	5,684	—		5,684
General and administrative	17,352	—		17,352
Depreciation and amortization	37,820	4,085	(d)	41,905

Total operating expenses	103,921	4,085		108,006

	88,512	(3,054)		85,458
OTHER INCOME AND EXPENSES:
Equity in earnings of unconsolidated joint ventures	12,525	7,039	(e)	19,564
Interest income	4,048	—		4,048
Interest expense, net	(57,737)	3,319	(f)	(54,418)
Other income (expense)	(2,307)	—		(2,307)

INCOME BEFORE GAIN ON SALE OF INTEREST IN FOODBRAND L.L.C., EXTRAORDINARY ITEMS, AND MINORITY INTERESTS	45,041	7,304		52,345
Gain on sale of interest in FoodBrand L.L.C.	6,420	—		6,420

INCOME BEFORE EXTRAORDINARY ITEMS AND MINORITY INTERESTS	51,461	7,304		58,765
Extraordinary losses on debt extinguishments	(16,624)	—		(16,624)
Equity in extraordinary losses on debt extinguishments of unconsolidated joint ventures	(127)	—		(127)

INCOME BEFORE MINORITY INTERESTS	34,710	7,304		42,014
Minority interests	(13,468)	(328	)(g)	(13,796)

NET INCOME	$21,242	$6,976		$28,218

EARNINGS PER COMMON SHARE — BASIC:
Income before extraordinary items, net of minority interests	$1.25	$(0.04	)(h)	$1.21
Extraordinary losses on debt extinguishments, net of minority interests	(0.40)	0.06	(h)	(0.34)

Net income per share	$0.85	$0.02		$0.87

EARNINGS PER COMMON SHARE — DILUTED:
Income before extraordinary items, net of minority interests	$1.24	$(0.04	)(h)	$1.20
Extraordinary losses on debt extinguishments, net of minority interests	(0.40)	0.06	(h)	(0.34)

Net income per share	$0.84	$0.02		$0.86

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	25,042	7,500		32,542

Diluted	25,491	7,500		32,991

THE MILLS CORPORATION
NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 2001
(Unaudited and in Thousands)

(a)
Reflects the Company's audited historical consolidated statement of income for the year ended December 31, 2001.
(b)
Reflects the pro forma adjustment to record the additional share of management fee income as a result of the Acquisition.
(c)
Represents the pro forma adjustments to reduce development and leasing fees earned as a result of the additional residual sharing percentage purchased in the Acquired Properties accounted for under the equity method of accounting.
(d)
Reflects the pro forma adjustment to record amortization of the increase in basis of the Acquired Properties.
(e)
Reflects the adjustment to record the Company's increased investments in the Acquired Properties accounted for under the equity method of accounting.
(f)
Represents $879 thousand of additional interest expense capitalized as a result of the Company's increased net investment in the Acquired Properties' and their related real estate assets under development, in addition, this amount also includes a $2,440 thousand reduction in interest expense associated with the Company's use of the proceeds from the common stock offering, net of the costs of acquiring an additional interest in the Acquired Properties used to reduce outstanding indebtedness under the revolving loan.
(g)
Represents the pro forma adjustment to minority interest in earnings as if the transactions to record the Company's Acquisition in the Acquired Properties occurred as of January 1, 2001.
(h)
The following table sets forth the computation of the basic and diluted earnings per share for the year ended December 31, 2001.

Numerator for basic earnings per share	$28,156

Numerator for diluted earnings per share	$28,283

Denominator:
Denominator for basic earnings per share — weighted average shares	32,762
Unvested Restricted Stock Awards — weighted average shares	(220)

Denominator for basic earnings per share adjusted — weighted average shares	32,542
Employee stock options and restricted stock awards	449

Denominator for diluted earnings per share — adjusted weighted average shares	32,991

Basic earnings per share	$0.87

Diluted earnings per share	$0.86

        The above calculation of earnings per share includes all the proceeds totaling $202,120 and the 7.5 million shares sold on May 6, 2002 for the purpose of acquiring the additional ownership interest in the Acquired Properties. The effect of including only the proceeds necessary for the Acquisition in the amount of $124,239 and corresponding 4.6 million shares in the calculation of earnings per share would have resulted in no change for basic or diluted earnings per share.

QuickLinks

  EXHIBIT 99.2
REPORT OF INDEPENDENT AUDITORS
THE ACQUIRED PROPERTIES COMBINED STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts In Thousands)
THE ACQUIRED PROPERTIES NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts in Thousands)
THE MILLS CORPORATION UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
THE MILLS CORPORATION PRO FORMA CONSOLIDATED BALANCE SHEET MARCH 31, 2002 (Unaudited and in Thousands)
THE MILLS CORPORATION PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2002 (Unaudited and in Thousands Except Per Share Amounts)
THE MILLS CORPORATION PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2001 (Unaudited and in Thousands Except Per Share Amounts)